Exhibit 99.1

DANAHER REPORTS SECOND QUARTER 2023 RESULTS
WASHINGTON, D.C., July 25, 2023 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the second quarter 2023. Net earnings refer to net earnings attributable to common shareholders.
For the quarter ended June 30, 2023 net earnings were $1.1 billion, or $1.49 per diluted common share and non-GAAP adjusted diluted net earnings per common share were $2.05.
Revenues decreased 7.5% year-over-year to $7.2 billion, with a 7.0% non-GAAP core revenue decrease (due primarily to the impact of lower COVID-19 revenue), including 2.0% non-GAAP base business core revenue growth.
Operating cash flow for the second quarter was $1.9 billion and non-GAAP free cash flow was $1.6 billion.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.
For the third quarter 2023, the Company anticipates that non-GAAP base business core revenue will be down low-single digits year-over-year. For full year 2023, the Company anticipates that non-GAAP base business core revenue growth will be up low-single digits year-over-year.
Rainer M. Blair, President and Chief Executive Officer, stated, “We are pleased with our second quarter results which met our expectations, despite a more dynamic operating environment. Our team’s consistent execution, paired with better-than-expected performance in our Life Science and Diagnostics businesses, including stronger respiratory testing revenue, helped offset softer demand in bioprocessing.”
Blair continued, “We’re confident about the bright future ahead for Danaher. The unique combination of our talented team, differentiated portfolio and balance sheet optionality—all powered by the Danaher Business System—provides a strong foundation for creating shareholder value while helping to meaningfully improve human health.”
Danaher will discuss its second quarter results and financial guidance for the third quarter and full year during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations” and additional materials will be posted to the same section of Danaher’s website. A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9708 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ223). A replay of the conference call will be available shortly after the conclusion of the call and until August 8, 2023. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.”

ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher's globally diverse team of approximately 81,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life's Potential. For more information, please visit www.danaher.com.

NON-GAAP MEASURES AND SUPPLEMENTAL MATERIALS
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

In addition, this earnings release, our Form 10-Q, the slide presentation accompanying the related earnings call, non-GAAP reconciliations and a note containing details of historical and anticipated, future financial performance have been posted to the “Investors” section of Danaher’s website (www.danaher.com) under the subheading “Quarterly Earnings.”
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statement regarding the Company's anticipated third quarter and full year 2023 non-GAAP base business core revenue growth, Danaher’s future prospects, future shareholder value creation and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, potential future, adverse impacts on our business, results of operations and financial condition related to the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, the impact of climate change, legal or regulatory measures to address climate change and our ability to address stakeholder expectations relating to climate change, labor matters and our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets, non-U.S. economic, political, legal, compliance, social and business factors (including the impact of the military conflict between Russia and Ukraine), disruptions relating to man-made and natural disasters, pension plan and healthcare costs, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2023. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
John T. Bedford
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	July 1, 2022	June 30, 2023		July 1, 2022
Sales	$7,157	$7,751	$14,324		$15,439
Cost of sales	(3,116)	(3,030)	(5,913)		(6,013)
Gross profit	4,041	4,721	8,411		9,426
Operating costs:
Selling, general and administrative expenses	(2,194)	(2,085)	(4,341)		(4,177)
Research and development expenses	(418)	(431)	(847)		(872)
Operating profit	1,429	2,205	3,223		4,377
Nonoperating income (expense):
Other income (expense), net	(29)	(87)	(5)		(107)
Interest expense	(67)	(51)	(135)		(105)
Interest income	59	2	107		3
Earnings before income taxes	1,392	2,069	3,190		4,168
Income taxes	(286)	(389)	(634)		(763)
Net earnings	1,106	1,680	2,556		3,405
Mandatory convertible preferred stock dividends	—	(22)	(21)		(63)
Net earnings attributable to common stockholders	$1,106	$1,658	$2,535		$3,342
Net earnings per common share:
Basic	$1.50	$2.28	$3.46		$4.63
Diluted	$1.49	$2.25	$3.42	(a)	$4.56
Average common stock and common equivalent shares outstanding:
Basic	737.3	726.7	733.4		721.5
Diluted	744.7	736.0	740.2		736.8
(a) Net earnings per common share amounts for the relevant three-month periods do not add to the six-month period amount due to rounding.

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share and Adjusted Diluted Net Earnings Per Common Share 1

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Diluted Net Earnings Per Common Share (GAAP)	$1.49	$2.25	$3.42	$4.56
Amortization of acquisition-related intangible assets A	0.52	0.50	1.03	1.02
Fair value net (gains) losses on investments B	0.04	0.13	0.01	0.16
Separation costs C	0.05	—	0.09	—
Impairments and other charges D	0.06	0.01	0.06	0.07
Loss on partial settlement of a defined benefit plan E	—	—	—	0.01
Tax effect of the above adjustments F	(0.13)	(0.13)	(0.22)	(0.24)
Discrete tax adjustments G	0.02	(0.01)	0.02	(0.07)
Rounding	—	0.01	0.01	0.01
Adjusted Diluted Net Earnings Per Common Share (Non-GAAP)	$2.05	$2.76	$4.42	$5.52
1    Each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock.

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Pretax	$384	$373	$768	$759
After-tax	310	300	620	611
B    Net (gains) losses on the Company's equity and limited partnership investments recorded in the following historical periods (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Pretax	$32	$98	$10	$122
After-tax	25	75	8	93
C    Costs incurred in the three and six-month periods ended June 30, 2023, related to preparation for the anticipated separation of the Company’s Environmental & Applied Solutions business, primarily related to professional fees for legal, tax, finance and information technology services and duplicative general and administrative costs ($37 million and $65 million pretax as reported in this line item, and $34 million and $59 million after-tax, respectively).
D    Impairment charges related to technology, a facility and other assets in the Biotechnology segment and customer relationships in the Environmental & Applied Solutions segment recorded in the three and six-month periods ended June 30, 2023 ($48 million pretax as reported in this line item, $37 million after-tax). Impairment charges related to technology and customer relationships in the Environmental & Applied Solutions segment recorded in both the three and six-month periods ended July 1, 2022 ($9 million pretax as reported in this line item, $7 million after-tax). In the six-month period ended July 1, 2022, additional charges incurred primarily related to impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia ($43 million pretax as reported in this line item, $40 million after-tax).
E    Loss on a partial settlement of a defined benefit plan as a result of the transfer of a portion of the Company’s non-U.S. pension liabilities related to one defined benefit plan to a third-party in the six-month period ended July 1, 2022 ($10 million pretax as reported in this line item, $9 million after-tax,).
F    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.
G    Discrete tax adjustments and other tax-related adjustments for the three-month period ended June 30, 2023, include the impact of a net discrete tax loss of $18 million related primarily to tax costs related to the planned separation of the Environmental & Applied Solutions business, tax costs related to legal and operational actions taken to realign certain businesses and changes in estimates associated with prior period uncertain tax positions, partially offset by interest on prior year tax refunds. Discrete tax adjustments and other tax-related adjustments for the six-month period ended June 30, 2023, include the impact of a net discrete tax loss of $13 million related primarily to tax costs related to the planned separation of the Environmental & Applied Solutions business, tax costs related to legal and operational actions taken to realign certain businesses and changes in estimates associated with prior period uncertain tax positions, partially offset by excess tax benefits from stock-based compensation and interest on prior year tax refunds. Discrete tax adjustments and other tax-related adjustments for the three-month period ended July 1, 2022, include the impact of net discrete tax benefits of $8 million related primarily to changes in estimates associated with prior period uncertain tax positions and excess tax benefits from stock-based compensation. Discrete tax adjustments and other tax-related adjustments for the six-month period ended July 1, 2022, include the impact of net discrete tax benefits of $49 million related primarily to excess tax benefits from stock-based compensation and changes in estimates associated with prior period uncertain tax positions.

Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding
(shares in millions)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Average common stock and common equivalent shares outstanding - diluted (GAAP) [2]	744.7	736.0	740.2	736.8
Converted shares [3]	—	8.6	5.1	8.6
Adjusted average common stock and common equivalent shares outstanding - diluted (non-GAAP)	744.7	744.6	745.3	745.4
2    The impact of the MCPS Series B calculated under the if-converted method was dilutive for the three-month period ended June 30, 2023, and as such 1.5 million shares underlying the MCPS Series B were included in the calculation of diluted EPS in the three-month period. The impact of the MCPS Series B calculated under the if-converted method was anti-dilutive for the six-month period ended June 30, 2023 and the three and six-month periods ended July 1, 2022, and as such 5.1 million shares for the six-month period ended June 30, 2023 and 8.6 million for both the three and six-month periods ended July 1, 2022 underlying the MCPS Series B were excluded from the calculation of diluted EPS and the related MCPS Series B dividends of $21 million for the six-month period ended June 30, 2023 and $22 million and $43 million for the three and six-month periods ended July 1, 2022, respectively, were included in the calculation of net earnings for diluted EPS. There were no MCPS Series B dividends declared in the second quarter of 2023 prior to their conversion. As of April 17, 2023, all outstanding shares of the MCPS Series B converted into 8.6 million shares of the Company’s common stock.
The impact of the MCPS Series A calculated under the if-converted method was dilutive for both the three and six-month periods ended July 1, 2022, and as such 1.1 million and 6.0 million shares, respectively, underlying the MCPS Series A were included in the calculation of diluted EPS. The related MCPS Series A dividends of $20 million for the six-month period ended July 1, 2022 were excluded from the calculation of net earnings for diluted EPS. On April 15, 2022, all outstanding shares of the MCPS Series A converted into 11.0 million shares of the Company’s common stock. There were no MCPS Series A dividends declared in the second quarter of 2022 prior to their conversion.
3    The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using the actual conversion rates as of June 30, 2023 and an average 20 trading-day trailing Volume Weighted Average Price of $250.49 as of July 1, 2022.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales (Decline) Growth by Segment, Core Sales (Decline) Growth by Segment and Base Business Core Sales Growth by Segment

	% Change Three-Month Period Ended June 30, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Total sales (decline) growth (GAAP)	(7.5)%	(17.0)%	5.5%	(13.0)%	2.0%
Impact of:
Acquisitions/divestitures	—%	—%	(1.0)%	—%	(0.5)%
Currency exchange rates	0.5%	0.5%	1.0%	1.5%	—%
Core sales (decline) growth (non-GAAP)	(7.0)%	(16.5)%	5.5%	(11.5)%	1.5%
Impact of COVID-19 related testing, vaccines and therapeutics	9.0%	+High-single digit	+Low-single digit	+Double-digit	—%
Base business core sales growth (decline) (non-GAAP)	2.0%	-High-single digit	+High-single digit	+High-single digit	1.5%

	% Change Six-Month Period Ended June 30, 2023 vs. Comparable 2022 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Total sales (decline) growth (GAAP)	(7.0)%	(16.5)%	4.0%	(11.5)%	3.5%
Impact of:
Acquisitions/divestitures	—%	—%	(1.0)%	—%	(0.5)%
Currency exchange rates	1.5%	2.0%	2.0%	2.0%	1.0%
Core sales (decline) growth (non-GAAP)	(5.5)%	(14.5)%	5.0%	(9.5)%	4.0%
Impact of COVID-19 related testing, vaccines and therapeutics	9.5%	+Low-double digit	+Low-single digit	+Double-digit	—%
Base business core sales growth (decline) (non-GAAP)	4.0%	-Mid-single digit	+High-single digit	+Low-double digit	4.0%
Note: We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.

Forecasted Core Sales (Decline) Growth and Base Business Core Sales Growth

	% Change Three-Month Period Ending September 29, 2023 vs. Comparable 2022 Period	% Change Year Ending December 31, 2023 vs. Comparable 2022 Period
Core sales (decline) growth (non-GAAP)	-Low-teens to mid-teens	-High-single digit to low-double digit
Impact of COVID-19 related testing, vaccines and therapeutics	+Low-double digit	+Low-double digit
Base business core sales growth (decline) (non-GAAP)	-Low-single digit	+Low-single digit

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Operating Profit Margins and Year-Over-Year Core Operating Margin Changes

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Three-Month Period Ended July 1, 2022 Operating Profit Margins (GAAP)	28.40%	36.40%	20.60%	31.20%	25.10%
Second quarter 2023 impact from operating profit margins of businesses that have been owned for less than one year	(0.10)	(0.20)	(0.30)	—	0.10
Second quarter 2023 impairment charges related to technology, a facility and other assets in the Biotechnology segment and customer relationships in the Environmental & Applied Solutions segment, net of a second quarter 2022 impairment charge related to technology and customer relationships in the Environmental & Applied Solutions segment	(0.50)	(2.20)	—	—	0.25
Second quarter 2023 costs incurred related to preparation for the anticipated separation of the Company's Environmental & Applied Solutions business	(0.50)	—	—	—	—
Year-over-year core operating profit margin changes for the second quarter 2023 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(7.30)	(8.50)	(1.40)	(12.20)	(1.15)
Three-Month Period Ended June 30, 2023 Operating Profit Margins (GAAP)	20.00%	25.50%	18.90%	19.00%	24.30%
Note: The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Operating Profit Margins and Year-Over-Year Core Operating Margin Changes

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Six-Month Period Ended July 1, 2022 Operating Profit Margins (GAAP)	28.40%	36.20%	19.80%	32.40%	22.80%
First half of 2023 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.15)	(0.20)	(0.35)	—	0.10
Second quarter 2023 impairment charges related to technology, a facility and other assets in the Biotechnology segment and customer relationships in the Environmental & Applied Solutions segments, net of a second quarter 2022 impairment charge related to technology and customer relationships in the Environmental & Applied Solutions segment	(0.30)	(1.10)	—	—	0.15
First half of 2023 costs incurred related to preparation for the anticipated separation of the Company's Environmental & Applied Solutions business	(0.45)	—	—	—	—
First half of 2022 impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia	0.25	0.30	0.75	0.05	0.05
Year-over-year core operating profit margin changes for first half of 2023 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	(5.25)	(6.50)	(1.30)	(8.55)	1.30
Six-Month Period Ended June 30, 2023 Operating Profit Margins (GAAP)	22.50%	28.70%	18.90%	23.90%	24.40%
Note: The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow and Free Cash Flow
($ in millions)

	Three-Month Period Ended		Year-over-Year Change
	June 30, 2023	July 1, 2022
Total Cash Flow:
Net cash provided by operating activities (GAAP)	$1,926	$2,000
Total cash used in investing activities (GAAP)	$(431)	$(400)
Total cash used in financing activities (GAAP)	$(208)	$(1,160)

Free Cash Flow:
Net cash provided by operating activities (GAAP)	$1,926	$2,000	~ (3.5)%
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	(341)	(296)
Plus: proceeds from sales of property, plant & equipment (capital disposals) (GAAP)	4	7
Free cash flow (non-GAAP)	$1,589	$1,711	~ (7.0)%
We define free cash flow as operating cash flows, less payments for additions to property, plant and equipment (“capital expenditures”) plus the proceeds from sales of plant, property and equipment (“capital disposals”).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to Adjusted Diluted Net Earnings Per Common Share, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related non-GAAP sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow and related non-GAAP cash flow measures (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
Management uses the non-GAAP measures referenced above to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult. For example, we excluded the first quarter 2022 charge for asset impairments, accruals for contractual obligations and similar items related to our Russia operations because, even though it is possible we could incur additional charges in the future, we do not believe these charges are indicative of Danaher’s ongoing operating costs.
•With respect to adjusted average common stock and common equivalent shares outstanding, Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) Series A converted into Danaher common stock on April 15, 2022 and the MCPS Series B mandatorily converted into Danaher common stock on the mandatory conversion date of April 17, 2023 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). With respect to the calculation of Adjusted Diluted Net Earnings Per Common Share, we apply the “if converted” method of share dilution to the MCPS Series A and B in all applicable periods irrespective of whether such preferred shares would be dilutive or anti-dilutive in the period. We believe this presentation provides useful information to investors by helping them understand what the net impact will be on Danaher’s earnings per share-related measures once the MCPS convert into Danaher common stock.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines. Additionally, we do not reconcile adjusted operating profit margin (or components thereof) to the comparable GAAP measures because of the difficulty in estimating the other unknown components such as investment gains and losses, impairments and separation costs, which would be reflected in any forecasted GAAP operating profit.